Exhibit 99.1

8503 Hilltop Drive, Ooltewah, TN 37363 Telephone 423.238.4171

CONTACT:	Miller Industries, Inc.
Debbie Whitmire, Chief Financial Officer (423) 238-4171
Frank Madonia, General Counsel (423) 238-4171
FTI Consulting, Inc.
Investor Contact: Doug Cooper (212) 615-7103

MILLER INDUSTRIES REPORTS 2022 FIRST QUARTER RESULTS

CHATTANOOGA, Tenn., May 4, 2022/PRNewswire/ -- Miller Industries, Inc. (NYSE: MLR) (the "Company") today announced financial results for the first quarter ended March 31, 2022.

For the first quarter of 2022, net sales were $215.5 million, an increase of 26.9%, compared to $169.9 million for the first quarter of 2021. Net income in the first quarter of 2022 was $2.1 million, or $0.18 per share, compared to net income of $3.2 million, or $0.28 per share, in the prior year period, a decrease of 35.0% and 35.7%, respectively.

Gross profit for the first quarter of 2022 was $15.3 million, or 7.1% of net sales, compared to $15.8 million, or 9.3% of net sales, for the first quarter of 2021. Selling, general and administrative expenses were $12.4 million, or 5.7% of net sales, compared to $11.1 million, or 6.5% of net sales, in the prior year period.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.18 per share, payable June 13, 2022, to shareholders of record at the close of business on June 6, 2022, the forty-sixth consecutive quarter that the Company has paid a dividend.

“We were very pleased with the year over year revenue growth we experienced in the quarter,” said William G. Miller, II, Chief Executive Officer of the Company. “While persistent supply chain challenges and inflationary pressures impacted our bottom line, we have already enacted a series of price increases and material surcharges to mitigate these impacts that should begin to yield results as we move through the remainder of the year. As we work through our substantial backlog, we are encouraged by our order levels and continued strong demand for our products. We plan to continue our strategy of building up inventory in order to mitigate the risk of supply chain delays and quickly complete finished goods once all component parts have been received. Our mission is to continue to focus on executing against this strategy, delivering our healthy backlog, improving our operational efficiency, and providing excellent service to our customers and stakeholders. We will pull all necessary levers to achieve these goals, and will continue to pursue any and all opportunities to maximize long-term shareholder value.”

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MILLER INDUSTRIES REPORTS 2022 FIRST QUARTER RESULTS	PAGE 2

Mr. Miller, II continued, “International demand remains strong despite some of the macroeconomic pressures related to the war between Russia and Ukraine and its potential impact on our European operations. While any impacts from the conflict are constantly evolving and difficult to predict, we have not seen a reduction in orders as a result.”

The Company will host a conference call, which will be simultaneously broadcast live over the Internet. The call is scheduled for tomorrow, May 5, 2022, at 12:00 PM ET. Listeners can access the conference call live and archived over the Internet through the following link:

https://app.webinar.net/k0KlRXpRzGr

Please allow 15 minutes prior to the call to visit the site, download, and install any necessary audio software. A replay of this call will be available approximately one hour after the live call ends through May 12, 2022. The replay number is 1-844-512-2921, Passcode 10166717.

Miller Industries is The World's Largest Manufacturer of Towing and Recovery Equipment®, and markets its towing and recovery equipment under a number of well-recognized brands, including Century®, Vulcan®, Chevron™, Holmes®, Challenger®, Champion®, Jige™, Boniface™, Titan® and Eagle®.

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MILLER INDUSTRIES REPORTS 2022 FIRST QUARTER RESULTS	PAGE 3

Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “continue,” “future,” “potential,” “believe,” “project,” “plan,” “intend,” “seek,” “estimate,” “predict,” “expect,” “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management. Our actual results may differ materially from the results anticipated in these forward-looking statements due to, among other things: changes in price, delivery delays and decreased availability of component parts, chassis and raw materials, including aluminum, steel, petroleum-related products, including as a result of increased demand due to improving market conditions, general inflation, the war in Ukraine, the impact of the COVID-19 pandemic and supply chain difficulties; economic and market conditions, including the negative impacts on the Company’s customers, suppliers and employees from increasing inflationary pressures, geopolitical uncertainties and the continuing negative impacts of the COVID-19 pandemic; our dependence upon outside suppliers for purchased component parts, chassis and raw materials, including aluminum, steel, and petroleum-related products; increased employee turnover rates and problems hiring or retaining skilled labor to manufacture our products; our customers’ and end users’ access to capital and credit to fund purchases; operational challenges caused by increased sales volumes in recent years, prior to the COVID-19 pandemic; various political, economic and other uncertainties relating to our international operations, including restrictive taxation and foreign currency fluctuation, and geopolitical instability such as the war in Ukraine; the cyclical nature of our industry and changes in consumer confidence; special risks from our sales to U.S. and other governmental entities through prime contractors; changes in fuel and other transportation costs, insurance costs and weather conditions; changes in government regulations, including environmental and health and safety regulations; failure to comply with domestic and foreign anti-corruption laws; competition in our industry and our ability to attract or retain customers; our ability to develop or acquire proprietary products and technology; assertions against us relating to intellectual property rights; a disruption in, or breach in security of, our information technology systems or any violation of data protection laws; changes in the tax regimes and related government policies and regulations in the countries in which we operate; the effects of regulations relating to conflict minerals; the catastrophic loss of one of our manufacturing facilities; environmental and health and safety liabilities and requirements; loss of the services of our key executives; product warranty or product liability claims in excess of our insurance coverage; potential recalls of components or parts manufactured for us by suppliers or potential recalls of defective products; an inability to acquire insurance at commercially reasonable rates; and those other risks referenced herein, and those risks discussed in our filings with the Securities and Exchange Commission, including those risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as supplemented in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, which discussion is incorporated herein by this reference. Such factors are not exclusive. We do not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, the Company.

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Miller Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31
			%
	2022	2021	Change
NET SALES	$215,545	$169,912	26.9%

COSTS OF OPERATIONS	200,205	154,081	29.9%

GROSS PROFIT	15,340	15,831	(3.1)%

OPERATING EXPENSES:
Selling, General and Administrative Expenses	12,386	11,051	12.1%

NON-OPERATING (INCOME) EXPENSES:
Interest Expense, Net	418	275	52.0%

Other (Income) Expense, Net	52	276	(81.2)%

Total Expense, Net	12,856	11,602	10.8%

INCOME BEFORE INCOME TAXES	2,484	4,229	(41.3)%

INCOME TAX PROVISION	419	1,051	(60.1)%

NET INCOME	$2,065	$3,178	(35.0)%

BASIC INCOME PER COMMON SHARE	$0.18	$0.28	(35.7)%

DILUTED INCOME PER COMMON SHARE	$0.18	$0.28	(35.7)%

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.18	$0.18	0.0%

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	11,417	11,410	0.1%
Diluted	11,421	11,410	0.1%

Miller Industries, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	March 31,
	2022	December 31,
	(Unaudited)	2021
ASSETS
CURRENT ASSETS:
Cash and temporary investments	$29,292	$54,332
Accounts receivable, net of allowance for credit losses of $1,200 and $1,155 at March 31, 2022 and December 31, 2021, respectively	193,884	153,977
Inventories, net	124,348	114,908
Prepaid expenses	8,743	5,751
Total current assets	356,267	328,968
NONCURRENT ASSETS:
Property, plant and equipment, net	97,787	96,496
Right-of-use assets - operating leases	1,167	1,231
Goodwill	11,619	11,619
Other assets	641	533
TOTAL ASSETS	$467,481	$438,847

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$139,311	$119,029
Accrued liabilities	23,016	24,866
Current portion of operating lease obligation	349	361
Current portion of finance lease obligation	9	15
Total current liabilities	162,685	144,271
NONCURRENT LIABILITIES:
Long-term obligations	10,000	—
Noncurrent portion of operating lease obligation	816	870
Deferred income tax liabilities	5,134	5,170
Total liabilities	178,635	150,311

SHAREHOLDERS' EQUITY:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized, 11,416,716 and 11,410,728 outstanding at March 31, 2022 and December 31, 2021, respectively	114	114
Additional paid-in capital	151,724	151,449
Accumulated surplus	141,928	141,918
Accumulated other comprehensive loss	(4,920)	(4,945)
Total shareholders' equity	288,846	288,536
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$467,481	$438,847